Exhibit 99.1

Contact:

Alliance HealthCare Services

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2011

AND REAFFIRMS FULL YEAR 2012 GUIDANCE

NEWPORT BEACH, CA—March 14, 2012—Alliance HealthCare Services, Inc. (NYSE:AIQ) (the “Company” or “Alliance”), a leading national provider of outpatient diagnostic imaging and radiation therapy services, announced results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter and Full Year 2011 Financial Results

Revenue for the fourth quarter of 2011 was $120.7 million compared to $117.7 million in the fourth quarter of 2010. For full year 2011, revenue was $493.7 million, which was at the higher end of the Company’s guidance range of $475 million to $495 million. Full year 2010 revenue was $478.9 million.

Alliance’s Adjusted EBITDA (as defined below) was $35.4 million in the fourth quarter of 2011 compared to $35.0 million in the fourth quarter of 2010. For full year 2011, Adjusted EBITDA totaled $149.3 million, which was at the higher end of the Company’s guidance range of $140 million to $150 million. Full year 2010 Adjusted EBITDA was $158.1 million.

Alliance’s net loss, computed in accordance with generally accepted accounting principles (“GAAP”), totaled ($16.4) million in the fourth quarter of 2011 and ($29.6) million in the fourth quarter of 2010. Full year 2011 net loss totaled ($160.1) million compared to net loss of ($32.7) million for full year 2010.

Net loss per share on a diluted basis, computed in accordance with GAAP, was ($0.31) per share in the fourth quarter of 2011 and ($0.56) per share in the fourth quarter of 2010. In the fourth quarter of 2011, net loss per share on a diluted basis was impacted by ($0.19) in the aggregate due to non-cash impairment charges, restructuring charges, mergers and acquisitions transaction costs, fair value adjustments related to interest rate swaps and a lower GAAP income tax rate than our historical income tax rate. Alliance’s historical income tax rate has been approximately 42%, rather than the GAAP income tax rate of 33% for the fourth quarter of 2011. In the fourth quarter of 2010, net loss per share on a diluted basis was impacted by ($0.50) in the aggregate due to non-cash impairment charges, severance and related costs, mergers and acquisitions transaction costs and fair value adjustments related to interest rate swaps.

Alliance HealthCare Services

Press Release

March 14, 2012

Net loss per share on a diluted basis was ($3.01) per share for full year 2011 and ($0.62) per share for full year 2010. For full year 2011 net loss per share on a diluted basis was impacted by ($2.80) in the aggregate due to non-cash impairment charges, restructuring charges, severance and related costs, mergers and acquisitions transaction costs, fair value adjustments related to interest rate swaps and a lower GAAP income tax rate than our historical income tax rate. Alliance’s historical income tax rate has been approximately 42%, rather than the GAAP income tax rate of 19% for full year 2011. Full year 2010 net loss per share on a diluted basis was impacted by ($0.55) in the aggregate due to non-cash impairment charges, severance and related costs, mergers and acquisitions transaction costs and fair value adjustments related to interest rate swaps.

The fourth quarter of 2011 included non-cash impairment charges totaling $12.1 million, or $8.1 million net of tax, related to Alliance’s Imaging Division. Of the $12.1 million, $10.7 million of the charge related to an impairment of a certain class of imaging-related equipment. The remaining $1.4 million related to changes as a result of finalizing the valuation work for which we recorded a goodwill impairment charge in the third quarter of 2011. For the full year 2011, the Company recorded total non-cash impairment charges of $167.8 million, or $135.4 million net of tax, which consisted of a $154.4 million goodwill impairment charge, a $10.7 million charge related to an impairment of a certain class of imaging-related equipment and a $2.7 million charge related to impairment of certain intangible assets. Alliance believes that the reduction in fair value which prompted the impairment charges is a result of sustained high unemployment rates, a reported decline in physician office visits, and other conditions in the United States arising from global economic conditions. These factors have had a sustained negative impact on the Company’s stock price and on the fair value of its Imaging Division reporting unit. The fourth quarter and full year 2010 included non-cash impairment charges totaling $42.1 million, or $25.7 million net of tax. The 2011 and 2010 impairment charges are non-cash expenses and will not have any impact on the Company’s cash position, future cash flows or debt covenants.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “Alliance continues to focus on the three critical elements of our improvement plan, which are to stabilize and grow the Imaging Division, expand the Radiation Oncology Division, and increase organizational efficiency and cost savings, which Alliance has defined as the Journey to Excellence and Project Phoenix initiatives. Alliance is on target relative to the cost savings announced previously, for which we expect to realize $20 million to $25 million of annualized savings phased in over approximately a two-year period. As a result of these initiatives, the Company is better positioned to serve the needs of our more than 1,000 hospital customers, and we will continue to be the nation’s leading provider of advanced diagnostic imaging and radiation oncology services.”

Cash flows provided by operating activities were $22.5 million in the fourth quarter of 2011 compared to $19.8 million in the fourth quarter of 2010, and totaled $93.5 million and $104.9 million for full years 2011 and 2010, respectively. Capital expenditures in the fourth quarter of 2011 were $13.5 million compared to $20.7 million in the fourth quarter of 2010, and were $49.6 million and $64.5 million for full years 2011 and 2010, respectively. Alliance opened two new fixed-site imaging centers in the fourth quarter of 2011 and a total of 10 new fixed-site imaging centers in the full year 2011. Alliance opened one new stereotactic radiosurgery center in the fourth quarter of 2011 and three new stereotactic radiosurgery centers for the full year 2011. In addition, Alliance acquired eight stereotactic radiosurgery centers in connection with the US Radiosurgery acquisition in April 2011.

Alliance HealthCare Services

Press Release

March 14, 2012

Alliance’s net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, totaled $599.3 million at December 31, 2011 and $556.1 million at December 31, 2010. The Company invested $46.7 million in acquisitions for the full year 2011. Cash and cash equivalents were $44.2 million at December 31, 2011 and $97.2 million at December 31, 2010. The Company’s net debt, as defined above, divided by the last twelve months Adjusted EBITDA (pro forma for acquisitions during the period) was 4.01x for the twelve month period ended December 31, 2011.

The Company’s total long-term debt (including current maturities) decreased to $643.5 million at December 31, 2011 from $653.3 million at December 31, 2010. The Company’s total debt divided by last twelve months Adjusted EBITDA (pro forma for acquisitions during the period) was 4.30x for the twelve month period ended December 31, 2011. The Company’s total debt divided by the last twelve months Adjusted EBITDA, as defined in the credit agreement, was 4.45x for the twelve months December 31, 2011. Adjusted EBITDA as defined in the Company’s credit agreement includes an adjustment for noncontrolling interest in subsidiaries.

Full Year 2012 Guidance

Alliance reaffirms its full year 2012 guidance ranges:

Guidance Ranges
(dollars in millions)
Revenue	$470 - $500
Adjusted EBITDA	$140 - $160
Cash capital expenditures	$55 - $65
Decrease in long-term debt, net of the change in cash and cash equivalents (before investments in acquisitions)	$15 - $25
Fixed-site imaging center openings	10 - 15
Radiation therapy center openings	3 - 5

Fourth Quarter and Full Year 2011 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing fourth quarter and full year 2011 results. The conference call is scheduled for Thursday, March 15, 2012 at 8:30 a.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.alliancehealthcareservices-us.com. Click on Audio Presentations in the Investors section of the website to access the link.

The conference call can be accessed at (877) 638-4550 (United States) or (973) 582-2737 (International). Interested parties should call at least five minutes prior to the call to register. A telephone replay will be available until April 15, 2012. The telephone replay can be accessed by calling (855) 859-2056 (United States) or (404) 537-3406 (International). The conference call identification number is 60219619.

Alliance HealthCare Services

Press Release

March 14, 2012

Definition of Adjusted EBITDA

Adjusted EBITDA, as defined by the Company’s management, represents net income (loss) before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income (loss) attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; restructuring charges; loss on extinguishment of debt; fees and expenses related to acquisitions; non-cash impairment charges; and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile net income (loss) to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States, or “GAAP.” For a more detailed discussion of Adjusted EBITDA and reconciliation to net income (loss), see the section entitled “Adjusted EBITDA” included in the tables following this release.

About Alliance HealthCare Services

Alliance HealthCare Services is a leading national provider of advanced outpatient diagnostic imaging and radiation therapy services based upon annual revenue and number of systems deployed. Alliance focuses on MRI, PET/CT and CT through its Imaging division and radiation therapy through its Oncology division. With more than 1,900 team members committed to providing exceptional patient care and exceeding customer expectations, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 46 states. Alliance operates 573 diagnostic imaging and radiation therapy systems. The Company is the nation’s largest provider of advanced diagnostic mobile imaging services and one of the leading operators of fixed-site imaging centers, with 133 locations across the country. Alliance also operates 36 radiation therapy centers, including 17 dedicated stereotactic radiosurgery facilities, many of which are operated in conjunction with local community hospital partners, providing treatment and care for cancer patients. With 17 stereotactic radiosurgery facilities in operation, Alliance is among the leading providers of stereotactic radiosurgery nationwide.

Alliance HealthCare Services

Press Release

March 14, 2012

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to the Company’s improvement plan, including its efforts to stabilize and grow the Imaging Division, grow the Radiation Oncology Division, and increase organizational efficiency through the Journey to Excellence and Project Phoenix initiatives, as well as expected annualized savings; and to its Full Year 2012 Guidance, including its forecasts of revenue, Adjusted EBITDA, cash capital expenditures, decrease in long-term debt and the opening of new fixed-site imaging and radiation therapy centers; and estimates of revenues lost and revenues gained from new client contracts in the Company’s revenue gap disclosures on the last page of the tables following this release. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth or lack thereof in the market for imaging, radiation oncology and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (the “SEC”), as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011
Revenues	$117,697	$120,652	$478,855	$493,651
Costs and expenses:
Cost of revenues, excluding depreciation and amortization	68,014	69,172	264,725	279,751
Selling, general and administrative expenses	17,564	20,433	67,110	77,140
Transaction costs	896	112	2,439	3,429
Severance and related costs	156	482	1,002	3,991
Impairment charges	42,095	12,089	42,095	167,792
Depreciation expense	22,541	22,015	92,321	89,974
Amortization expense	3,238	4,179	12,439	16,444
Interest expense and other, net	12,451	13,618	51,203	49,789
Other (income) and expense, net	37	1,540	(590)	2,203

Total costs and expenses	166,992	143,640	532,744	690,513

Loss before income taxes, earnings from unconsolidated investees, and noncontrolling interest	(49,295)	(22,988)	(53,889)	(196,862)
Income tax benefit	(19,314)	(8,101)	(20,799)	(38,242)
Earnings from unconsolidated investees	(1,427)	(780)	(4,327)	(3,516)

Net Loss	(28,554)	(14,107)	(28,763)	(155,104)
Less: Net income attributable to noncontrolling interest	(1,036)	(2,292)	(3,890)	(5,008)

Net loss attributable to Alliance HealthCare Services, Inc.	$(29,590)	$(16,399)	$(32,653)	$(160,112)

Comprehensive loss, net of taxes
Net loss attributable to Alliance HealthCare Services, Inc.	$(29,590)	$(16,399)	$(32,653)	$(160,112)
Unrealized gain (loss) on hedging transactions, net of taxes	628	23	1,723	(281)

Comprehensive loss, net of taxes:	$(28,962)	$(16,376)	$(30,930)	$(160,393)

Loss per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$(0.56)	$(0.31)	$(0.62)	$(3.01)
Diluted	$(0.56)	$(0.31)	$(0.62)	$(3.01)

Weighted average number of shares of common stock and common stock equivalents:
Basic	52,822	53,100	52,780	53,132
Diluted	52,822	53,100	52,780	53,132

ALLIANCE HEALTHCARE SERVICES , INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31, 2010	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$97,162	$44,190
Accounts receivable, net of allowance for doubtful accounts	62,956	70,701
Deferred income taxes	7,344	10,086
Prepaid expenses and other current assets	9,802	6,462
Other receivables	3,594	4,301

Total current assets	180,858	135,740
Equipment, at cost	902,829	954,337
Less accumulated depreciation	(591,145)	(663,038)

Equipment, net	311,684	291,299
Goodwill	193,126	56,493
Other intangible assets, net	94,622	143,024
Deferred financing costs, net	14,883	17,268
Other assets	21,028	19,270

Total assets	$816,201	$663,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,541	$22,417
Accrued compensation and related expenses	17,061	18,204
Accrued interest payable	5,812	6,582
Other accrued liabilities	37,138	33,438
Current portion of long-term debt	9,709	24,923

Total current liabilities	85,261	105,564
Long-term debt, net of current portion	455,747	430,451
Senior notes	187,809	188,109
Other liabilities	1,229	879
Deferred income taxes	72,496	43,002

Total liabilities	802,542	768,005
Stockholders’ equity (deficit):
Common stock	525	527
Treasury stock	(2,551)	(2,729)
Additional paid-in capital	16,062	20,269
Accumulated comprehensive loss	(669)	(950)
Accumulated deficit	(11,176)	(171,288)

Total stockholders’ equity (deficit) attributable to Alliance HealthCare Services, Inc.	2,191	(154,171)
Noncontrolling interest	11,468	49,260

Total stockholders’ equity (deficit)	13,659	(104,911)

Total liabilities and stockholders’ equity (deficit)	$816,201	$663,094

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Year Ended December 31,
	2010	2011
Operating activities:
Net loss	$(28,763)	$(155,104)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	1,343	6,046
Share-based payment	5,580	4,695
Depreciation and amortization	104,760	106,418
Impairment of assets	42,095	167,792
Amortization of deferred financing costs	2,744	3,947
Accretion of discount on long term debt	1,528	1,611
Adjustment of derivatives to fair value	186	(113)
Distributions (less than) greater than undistributed earnings from investees	1,223	(450)
Deferred income taxes	(20,765)	(38,189)
Excess tax benefit from share-based payment arrangements	(32)	—
(Gain) loss on sale of assets	(589)	2,167
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(538)	(8,489)
Prepaid expenses	(312)	3,698
Other receivables	603	(703)
Other assets	228	988
Accounts payable	(4,419)	2,800
Accrued compensation and related expenses	(315)	645
Accrued interest payable	2,023	696
Income taxes payable	(326)	(294)
Other accrued liabilities	(1,326)	(4,634)

Net cash provided by operating activities	104,928	93,527

Investing activities:
Equipment purchases	(64,522)	(49,609)
(Increase) decrease in deposits on equipment	(2,163)	5,878
Acquisitions, net of cash received	(34,298)	(47,725)
Decrease in cash in escrow	485	1,063
Investment in unconsolidated joint venture	(250)	—
Proceeds from sale of assets	3,349	573

Net cash used in investing activities	(97,399)	(89,820)

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Year Ended December 31,
	2010	2011
Financing activities:
Principal payments on equipment debt	(6,904)	(12,207)
Proceeds from equipment debt	358	1,885
Principal payments on term loan facility	(4,600)	(31,450)
Principal payments on revolving loan facility	—	(25,000)
Proceeds from revolving loan facility		25,000
Principal payments on senior subordinated notes	(5,582)	—
Payments of debt issuance costs	(484)	(6,332)
Payments of contingent consideration	(355)	(1,626)
Noncontrolling interest in subsidiaries	(4,575)	(6,826)
Proceeds from shared-based payment arrangements	78	56
Purchase of treasury stock	(219)	(179)
Excess tax benefit from share-based payment arrangements	32	—

Net cash used in financing activities	(22,251)	(56,679)

Net decrease in cash and cash equivalents	(14,722)	(52,972)
Cash and cash equivalents, beginning of period	111,884	97,162

Cash and cash equivalents, end of period	$97,162	$44,190

Supplemental disclosure of cash flow information:
Interest paid	$43,401	$44,396
Income taxes paid, net of refunds	425	(2,708)
Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$1,602	$315
Capital lease obligations related to the purchase of equipment	575	6,587
Capital lease obligations transferred	—	(2,631)
Comprehensive gain (loss) from hedging transactions, net of taxes	1,723	(281)
Equipment debt assumed in connection with acquisitions		25,973
Equipment purchases in accounts payable	229	2,977
Contingent consideration for acquisitions	3,489	—
Noncontrolling interest assumed in connection with acquisitions	5,036	39,610

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA, as defined by the Company’s management, represents net income (loss) before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income (loss) attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; restructuring charges; loss on extinguishment of debt; fees and expenses related to acquisitions, costs related to debt financing, non-cash impairment charges, and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile net income (loss) to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States, or “GAAP.”

Management uses Adjusted EBITDA, and believes it is a useful measure for investors, for a variety of reasons. Management regularly communicates its Adjusted EBITDA results and management’s interpretation of such results to its board of directors. Management also compares the Company’s Adjusted EBITDA performance against internal targets as a key factor in determining cash incentive compensation for executives and other employees, largely because management feels that this measure is indicative of how our diagnostic imaging and radiation oncology businesses are performing and are being managed. The diagnostic imaging and radiation oncology industry continues to experience significant consolidation. These activities have led to significant charges to earnings, such as those resulting from acquisition costs, and to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. In addition, management believes that because of the variety of equity awards used by companies, the varying methodologies for determining non-cash share-based compensation expense among companies and from period to period, and the subjective assumptions involved in that determination, excluding non-cash share-based compensation from Adjusted EBITDA enhances company-to-company comparisons over multiple fiscal periods and enhances the Company’s ability to analyze the performance of its diagnostic imaging and radiation oncology businesses.

Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies. In addition, Adjusted EBITDA has other limitations as an analytical financial measure. These limitations include the fact that Adjusted EBITDA is calculated before recurring cash charges including interest expense, income taxes and severance costs, and is not adjusted for capital expenditures, the replacement cost of assets or other recurring cash requirements of the Company’s business. Adjusted EBITDA also does not reflect any cost for equity awards to employees and does not exclude income attributable to noncontrolling interests. In the future, the Company expects that it may incur expenses similar to the excluded items discussed above. Accordingly, the exclusion of these and other similar items in the Company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Management compensates for the limitations of using Adjusted EBITDA as an analytical measure by relying on the Company’s GAAP results to evaluate its operating performance and by considering independently the economic effects of the items that are or are not reflected in Adjusted EBITDA. Management also compensates for these limitations by providing GAAP-based disclosures concerning the excluded items in the Company’s financial disclosures. As a result of these limitations, however, Adjusted EBITDA should not be considered as an alternative to net income (loss), as calculated in accordance with GAAP, or as an alternative to any other GAAP measure of operating performance. Adjusted EBITDA, as defined by the Company’s management, is calculated differently from Consolidated Adjusted EBITDA, as defined in the Company’s credit agreement and reported in the Company’s SEC filings.

The calculation of Adjusted EBITDA is shown below:

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011
Net loss attributable to
Alliance HealthCare Services, Inc.	$(29,590)	$(16,399)	$(32,653)	$(160,112)
Income tax benefit	(19,314)	(8,101)	(20,799)	(38,242)
Interest expense and other, net	12,451	13,618	51,203	49,789
Amortization expense	3,238	4,179	12,439	16,444
Depreciation expense	22,541	22,015	92,321	89,974
Share-based payment (included in selling, general and administrative expenses)	1,357	962	5,516	4,619
Severance and related costs	156	—	1,002	750
Noncontrolling interest in subsidiaries	1,036	2,292	3,890	5,008
Restructuring charges	—	3,540	—	7,137
Transaction costs	896	(209)	2,439	3,328
Impairment charges	42,095	12,089	42,095	167,792
Other non-cash charges (included in other (income)and expenses, net)	92	1,435	603	2,796

Adjusted EBITDA	$34,958	$35,421	$158,056	$149,283

The total leverage ratio calculation for the 12 months ended December 31, 2011 is shown below:

	Consolidated	Less: Noncontrolling interest in Subsidiaries	Credit Agreement
Total debt	$643,483	$—	$643,483
Less: Cash and cash equivalents	(44,190)	—	(44,190)

Net debt	599,293	—	599,293
Last 12 months Adjusted EBITDA	149,283	(5,008)	144,275
Pro forma acquisitions in last 12 month period (1)	199	—	199

Last 12 months Adjusted EBITDA, as adjusted	149,482	(5,088)	144,474
Total leverage ratio	4.30x		4.45x
Net leverage ratio	4.01x		4.15x

(1)	Gives pro-forma effect to acquisitions occurring during the last twelve months pursuant to the terms of the Credit Agreement.

The reconciliation from net loss to Adjusted EBITDA for the 2012 guidance range is shown below (in millions):

	2012 Full Year Guidance Range
Net loss	($24)	($14)
Income tax benefit	(18)	(10)
Depreciation expense; amortization expense; interest expense and other, net; noncontrolling interest in subsidiaries; share-based payment and other expenses	182	184

Adjusted EBITDA	$140	$160

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	Fourth Quarter Ended December 31,
	2010	2011
MRI
Average number of total systems	287.8	282.5
Average number of scan-based systems	240.6	236.2
Scans per system per day (scan-based systems)	8.15	8.16
Total number of scan-based MRI scans	124,906	123,497
Price per scan	$385.08	$359.40
Scan-based MRI revenue (in millions)	$48.1	$44.4
Non-scan based MRI revenue (in millions)	5.3	5.2
Total MRI revenue (in millions)	$53.4	$49.6

PET and PET/CT
Average number of systems	117.7	120.2
Scans per system per day	5.52	5.42
Total number of PET and PET/CT scans	41,977	40,218
Price per scan	$1,026	$998
Total PET and PET/CT revenue (in millions)	$43.6	$40.6

Radiation oncology
Linear accelerator treatments	20,742	22,820
Cyberknife patients	148	604
Total radiation oncology revenue (in millions)	$11.6	$20.4

Revenue breakdown (in millions)
Total MRI revenue	$53.4	$49.6
PET and PET/CT revenue	43.6	40.6
Radiation oncology revenue	11.6	20.4
Other modalities and other revenue	9.1	10.1
Total revenues	$117.7	$120.7

	2010	2011
Total fixed-site revenue (in millions)
First quarter ended March 31	$27.5	$30.7
Second quarter ended June 30	29.1	31.2
Third quarter ended September 30	30.3	31.1
Fourth quarter ended December 31	30.2	30.4
Year ended December 31	$117.1	$123.4

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

IMAGING DIVISION REVENUE GAP

(in millions)

The Company utilizes the imaging division revenue gap as a statistical measure of its client losses and new client contracts. The imaging division revenue gap is calculated by measuring the difference between (a) the imaging division annualized revenue run rate lost as a result of clients choosing to terminate or not renew contracts with the Company, excluding clients for which Alliance provides professional radiology services, interim services and clients that the Company elects to terminate, and (b) projected new imaging division annualized revenue from new client contracts, excluding professional radiology services and interim services, commencing service in the quarter.

The annualized revenue run rate lost from customers choosing to terminate service may not be representative of the revenues such customers would have generated had they remained our customers.

The projected annualized revenue from new client contracts is calculated using contractual pricing where agreed upon, and assumptions with respect to pricing and reimbursement levels for all other new customer relationships. The projected annualized revenue from new client contracts is also calculated using assumptions with respect to customer ramp-up and scan volumes. Our assumptions are based on our experience in the industry and our expectations with respect to pricing and volume trends, and may not reflect actual revenue from new clients for a number of reasons, including greater than expected macroeconomic challenges impacting the imaging business, the variance in ramp-up time of customers adding new service lines, unexpected changes in business conditions and greater than expected competition for imaging services. See “Forward-Looking Statements” for a discussion of the other risks and uncertainties that may cause actual future results or outcomes to differ materially from those expressed above.

The imaging division revenue gap for the last four calendar quarters and the last twelve-month period ended December 31, 2011 is as follows:

	(a) Revenue Lost	(b) New Revenue	Imaging Division Revenue Gap
2011
First Quarter	$(5.1)	$12.9	$7.8
Second Quarter	(13.3)	3.8	(9.5)
Third Quarter	(8.3)	2.3	(6.0)
Fourth Quarter	(10.5)	4.7	(5.8)
Last Twelve Months Ended December 31, 2011	($37.2)	$23.7	($13.5)